Exhibit 13(b)(1)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended February 28, 2022 (the “Report”), of the Puerto Rico Residents Tax-Free Fund, Inc. (the “Company”).

Javier Rubio, Leslie Highley, and Jose González, of Puerto Rico Residents Tax-Free Fund, Inc., each certify that:

1.          This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Javier Rubio
Javier Rubio
Co-President

By:	/s/ Leslie Highley
Leslie Highley
Co-President

By:	/s/ José González
José González
Treasurer

Date:	May 09, 2022